Exhibit 99.1

Kishore M. Gadde, MD Duke University Medical Center Wesley W. Day, PhD VIVUS Low-Dose, Controlled-Release Phentermine/Topiramate for Reduction of Weight, Related Risks in Overweight/Obese Adults With >2 Comorbidities

Author Disclosure Past 2 years Kishore M. Gadde Research support: BMS; Forest Labs; NIDDK; Pfizer; Vivus, Inc. Stock/shareholder: Orexigen Wesley W. Day Employee: Vivus, Inc.

Background Phentermine (PHEN) is a sympathomimetic drug approved in the United States for short-term treatment of obesity1 Topiramate (TPM), indicated for treatment of epilepsy and prevention of migraine headache; has demonstrated weight loss, cardiometabolic benefits in clinical trials2-8 A novel low-dose, controlled-release (CR) combination of these two drugs – PHEN/TPM CR – has been developed with the aim of maximizing weight loss with a potential to reduce adverse events9 1. Adipex-P [package insert]. Sellersville, PA: Teva Pharmaceuticals USA; 2005. 2 Topamax [package insert]. Titusville, NJ: Ortho-McNeil-Janssen Pharmaceuticals, Inc.; 2009. 3. Bray GA, et al. Obes Res. 2003;11:722-733. 4. Wilding J, et al. Int J Obes. 2004;28:1399-1410. 5. Tonstad S, et al. Am J Cardiol. 2005;96:243-251. 6. Stenlof K, et al. Diabetes Obes Metab. 2007;9:360-368. 7. Toplak H, et al. Int J Obes (Lond). 2007;31:138-146. 8. Rosenstock J, et al. Diabetes Care. 2007;30:1480-1486. 9. Data on file. Vivus, Inc.

Objective To examine the efficacy and safety of PHEN/TPM CR for weight loss and cardiometabolic risk reduction in overweight/obese subjects with >2 weight-related comorbidities

CONQUER Trial Methods Design: Phase 3 RCT of 56 weeks duration Subjects: 2487 overweight or obese subjects with >2 weight-related comorbidities (type 2 diabetes mellitus [T2DM] or prediabetes [impaired fasting glucose/impaired glucose tolerance, IFG/IGT], hypertension [HTN], hypertriglyceridemia) Lifestyle modification counseling for all subjects Randomization to treatment: Placebo (n=994) PHEN/TPM CR 7.5/46 (n=498) PHEN/TPM CR 15/92 (n=995)

Proportions of Subjects With Comorbidities HTN (or >2 antihypertensive medications) – 53% Hypertriglyceridemia (or >2 lipid-lowering medications) – 36% Abdominal obesity – 99% T2DM or prediabetes – 68% T2DM diagnosis – 16% Prediabetes (IFG/IGT) – 67% >3 comorbidities – 51%

Percent Weight Loss From Baseline to Week 56 Overall Sample (ITT-LOCF) Weight loss curves are plotted with LS mean changes. *P<0.0001 vs placebo

Proportion of Subjects Achieving >5%, >10%, and >15% Weight Loss at Week 56: Overall Sample (ITT-LOCF) *P<0.0001 vs placebo

Reduction in Waist Circumference at Week 56 Overall Sample (ITT-LOCF) Shown on Y-axis is change in LS means. ITT data set consisted of subjects who took >1 dose of the study drug and had >1 post-baseline assessment. *P<0.0001 vs placebo

Changes in Blood Pressure at Week 56 Overall & Hypertensive Samples (ITT-LOCF) Included in the analysis are subjects with baseline value and >1 post-baseline observation. Changes over time are depicted with changes in LS mean values. *P<0.001 vs placebo; †P<0.0001 vs placebo; ‡P<0.05 vs placebo  Overall Sample Systolic Blood Pressure (mm Hg) 128.4 -2.4 -4.7* -5.6† Diastolic Blood Pressure (mm Hg) 80.6 -2.7 -3.4 -3.8‡ Hypertensive Sample Systolic Blood Pressure (mm Hg) 134.2 -4.9 -6.9‡ -9.1† Diastolic Blood Pressure (mm Hg) 83.8 -3.9 -5.2‡ -5.8* Parameter PHEN/TPM CR 7.5/46 PHEN/TPM CR 15/92 Change at Week 56 Baseline Mean Placebo

Changes in Lipids at Week 56 Overall and Hypertriglyceridemia Samples (LOCF) Included in the analysis are subjects with baseline value and >1 post-baseline observation. Changes over time are depicted with changes in LS mean values. *P<0.05 vs placebo; †P<0.0001 vs placebo Parameter Baseline mean (mmol/L) Percent change at Week 56 Placebo PHEN/TPM CR 7.5/46 PHEN/TPM CR 15/92 Overall Sample TC 5.30 -3.3 -4.9* -6.3† LDL-C 3.19 -4.1 -3.7 -6.9* HDL-C 1.27 1.2 5.2† 6.8† TG 1.84 4.7 -8.6† -10.6† Hypertriglyceridemia Sample TC 5.47 -4.9 -5.7 -7.8* LDL-C 3.14 -3.6 0.7 -4.3 HDL-C 1.12 2.8 9.5* 10.7† TG 2.63 -8.8 -24.1† -25.6†

Change in Glycemic Parameters at Week 56 Overall and T2DM Samples (LOCF) Included in the analysis are subjects with baseline value and >1 post-baseline observation. Changes over time are depicted with changes in LS mean values. *P<0.0001 vs placebo; †P<0.005 vs placebo; ‡P< 0.0005 vs placebo; §P<0.05 vs placebo Parameter Baseline mean Change at Week 56 Placebo PHEN/TPM CR 7.5/46 PHEN/TPM CR 15/92 Overall Sample HbA1c (%) 5.9 0.1 -0.0* -0.1* Fasting Glucose (mmol/L) 5.9 0.1 -0.006† -0.07* Fasting Insulin (pmol/L) 125.7 5.1 -24.0‡ -27.6* T2DM Sample HbA1c (%) 6.8 -0.1 -0.4§ -0.4† Fasting Glucose (mmol/L) 7.43 -0.3 -0.5 -0.7 Fasting Insulin (pmol/L) 149.5 -31.1 -27.1 -37.0

Changes in Concomitant Medications From Baseline to Week 56 Changes in Concomitant Antihypertensive Medications in the Hypertensive Sample (ITT) Percentage of Subjects With: Placebo (n=516) PHEN/TPM CR 7.5/46 (n=256) PHEN/TPM CR 15/92 (n=514) Decrease 4.7% 10.5% 14.8% No change 87.2% 85.5% 80.9% Increase 8.1% 3.9% 4.3% Changes in Concomitant Antidiabetic Medications in the T2DM Sample (ITT) Percentage of Subjects With: Placebo (n=157) PHEN/TPM CR 7.5/46 (n=67) PHEN/TPM CR 15/92 (n=164) Decrease 2.5% 3.0% 3.7% No change 82.8% 92.5% 92.1% Increase 14.6% 4.5% 4.3%

 Adverse Event (Preferred Term) Placebo (n=993) (%) 7.5/46 (n=498) (%) 15/92 (n=994) (%) Dry mouth 2.4 13.5 20.8 Paresthesia 2.0 13.7 20.5 Constipation 5.9 15.1 17.4 Upper respiratory tract infection 12.9 12.2 13.4 Dysgeusia 1.1 7.4 10.4 Insomnia 4.7 5.8 10.3 Headache 9.1 7.0 10.2 Dizziness 3.1 7.2 10.0 Nasopharyngitis 8.7 10.6 9.9 Sinusitis 6.7 6.8 8.6 Back pain 4.9 5.6 7.2 Nausea 4.2 3.6 6.8 Fatigue 5.0 4.4 6.7 Vision blurred 3.6 4.0 6.0 Diarrhea 4.8 6.4 5.8 Urinary tract infection 3.7 5.2 5.4 Bronchitis 4.3 4.4 5.2 Arthralgia 5.4 4.6 4.4 Treatment-Emergent Adverse Events (AEs) Safety Set

Safety Summary Most AEs were mild/moderate in severity Treatment-emergent serious AEs in the placebo, 7.5/46, and 15/92 groups were 3.8%, 2.8%, and 4.3%, respectively Overall completion rates on study drug were 57%, 69%, and 64% for placebo, 7.5/46, and 15/92, respectively Discontinuations due to adverse events: Placebo - 8.9% PHEN/TPM CR 7.5/46 – 11.6% PHEN/TPM CR 15/92 – 19.2% Reasons for discontinuations (occurring at >1% frequency) included paresthesia, dizziness, insomnia, depression, and nephrolithiasis 1 death occurred in a placebo subject

Conclusions Both doses of PHEN/TPM CR achieved robust weight loss in overweight/obese patients 7.8% to 9.8% vs 1.2% in placebo in overall sample (ITT-LOCF) Weight loss achieved with PHEN/TPM CR was associated with significant and clinically meaningful improvements in blood pressure, lipids, and glycemic outcomes, which were more pronounced in patients with comorbidities Treatment with PHEN/TPM CR was generally well tolerated with dose-related AE profile

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